UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Dated of Report (Date of Earliest Event Reported): April 17, 2013

of

ARRIS GROUP, INC.

A Delaware Corporation

IRS Employer Identification No. 46-1965727

Commission File Number 000-31254

3871 Lakefield Drive

Suwanee, Georgia 30024

(678) 473-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information under Item 2.01 regarding the registration rights agreements described therein is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 17, 2013, ARRIS Group, Inc. (“ARRIS” or the “Holding Company”) completed its previously announced acquisition of the Motorola Home business (the “Acquisition”) from General Instrument Holdings, Inc. (“Seller”), pursuant to the Acquisition Agreement, dated December 19, 2012 (the “Agreement”), among the Holding Company (formerly Arris Enterprises I, Inc.), Arris Enterprises, Inc. (formerly ARRIS Group, Inc.), Arris Enterprises II, Inc., Seller and Motorola Mobility LLC (“Mobility”). Seller and Mobility are both indirect subsidiaries of Google, Inc. Under the terms of the Agreement, Seller contributed all of the outstanding shares of General Instrument Corporation, a Delaware corporation, to ARRIS in return for approximately $2.24 billion in cash and 10.6 million shares of ARRIS’ common stock.

The cash portion of the consideration was funded with cash on hand, borrowings under ARRIS’ senior secured credit facilities (as described below under Item 2.03) and through the sale by ARRIS of approximately 10.6 million shares of ARRIS’ common stock to a subsidiary of Comcast Corporation for $150 million in cash.

A copy of the Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement. A copy of the ARRIS press release announcing the completion of the Acquisition is attached hereto as Exhibit 99.1

The Agreement has been filed as an exhibit to this Form 8-K to provide you with information regarding the terms of the Agreement. The Agreement and the summary included herein are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the parties. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the transaction if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocate risk between the parties, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable to shareholders.

In connection with the issuance of the shares of ARRIS common stock to the Seller and a subsidiary of Comcast Corporation, ARRIS entered into registration rights agreements pursuant to which ARRIS has agreed to promptly file a registration statement with the Securities and Exchange Commission for the resale of such shares. Copies of the registration rights agreements are filed herewith as Exhibits 4.1 and 4.2, respectively. The foregoing description of the registration rights agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously announced, ARRIS has entered into senior secured credit facilities with Bank of America, N.A. and various other institutions, which are comprised of (i) a “Term Loan A Facility” of $1.1 billion, (ii) a “Term Loan B Facility” of $825 million and (iii) a “Revolving Credit Facility” of $250 million. Funding was completed under the senior secured credit facilities effective April 17, 2013, in connection with the closing of the Acquisition.

Borrowings under the senior secured credit facilities are secured by first priority liens on substantially all of the assets of ARRIS and certain of its present and future subsidiaries who are or become parties to, or guarantors under, the credit agreement governing the senior secured credit facilities (the “Credit Agreement”). The Credit Agreement contains usual and customary limitations on indebtedness, liens, restricted payments, acquisitions and asset sales in the form of affirmative, negative and financial covenants, which are customary for financings of this type. The Credit Agreement provides terms for mandatory prepayments and optional prepayments and commitment reductions. The Credit Agreement also includes events of default, which are customary for facilities of this type (with customary grace periods, as applicable), including provisions under which, upon the occurrence of an event of default, all amounts outstanding under the credit facilities may be accelerated.

The Revolving Credit Facility and Term Loan A Facility have terms of five years. The Term Loan B Facility has a term of seven years. Under the Credit Agreement, ARRIS will be required to maintain a minimum consolidated interest coverage ratio of not less than 3.50:1.00. ARRIS will also be restricted by a maximum consolidated net leverage ratio that decreases throughout the first two years of the term of the Credit Agreement from 4.25:1.00 to 3.50:1.00.

The description of the Credit Agreement set forth in this Item 1.01 is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 2.01 regarding the issuances of shares of ARRIS common stock to the Seller and a subsidiary of Comcast Corporation is incorporated into this Item 3.02 by reference. The issuances of the shares were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The offers and sales of the shares were privately negotiated transactions that did not involve a general solicitation. No underwriting discounts or commissions were paid in connection with the issuances of the shares.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The required audited historical financial statements of the Motorola Home business will be filed as an amendment to this Current Report on Form 8-K not later than July 3, 2013.

(b)	Pro Forma Financial Information

The required pro forma financial information with respect to ARRIS’ acquisition of the Motorola Home business will be filed as an amendment to this Current Report on Form 8-K not later than July 3, 2013.

(d)	Exhibits

2.1	Acquisition Agreement, dated December 19, 2012, by and among ARRIS Group, Inc., ARRIS Enterprises I, Inc., ARRIS Enterprises II, Inc. General Instrument Holdings, Inc. and Motorola Mobility LLC* (incorporated by reference from Exhibit 2.1 to ARRIS’ Current Report on Form 8-K filed on January 17, 2013).

4.1	Registration Rights Agreement with General Instrument Holdings, Inc.

4.2	Registration Rights Agreement with Comcast Alpha Holdings, LLC.

10.1	2013 Credit Agreement (incorporated by reference from Exhibit 10.1 to ARRIS’ Current Report on Form 8-K filed on April 2, 2013).

99.1	Press Release dated April 17, 2013.

*	Certain schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish copies thereof to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS Group, Inc.

By:	/s/ David B. Potts
David B. Potts Executive Vice President and Chief Financial Officer

Dated: April 18, 2013